EFFECTIVE APRIL 1, 2014 EACH
AMERICAN DEPOSITARY SHARE
REPRESENTS 2 DEPOSITED SHARES
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
onefifth (1/5) of one deposited Share)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES
OF
UBIC, INC.
(INCORPORATED UNDER THE LAWS
OF JAPAN)
            The Bank of New York
Mellon, as depositary (hereinafter called the
Depositary), hereby certifies that
____________________________________
_____, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited common shares
(herein called Shares) of UBIC, Inc., a
company incorporated under the laws of
Japan (herein called the Company). At the date hereof, each American Depositary
Share represents onefifth (1/5) of one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Tokyo, Japan offices of Mizuho Corporate Bank or The
Bank of TokyoMitsubishi UFJ, Ltd., (each herein called the Custodian). The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement
dated as of May 14, 2013 (herein called the
Deposit Agreement) among the Company,
the Depositary and all Owners and Holders
from time to time of American Depositary
Shares issued thereunder, each of whom by
accepting American Depositary Shares
agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and Holders
and the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called Deposited Securities).  Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF DEPOSITED
SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of American
Depositary Shares, and upon payment of the
fee of the Depositary provided in this
Receipt, and subject to the terms and
conditions of the Deposit Agreement, the
Owner of those American Depositary Shares
is entitled to delivery, to him or as
instructed, of the amount of Deposited
Securities at the time represented by those
American Depositary Shares.  Delivery of
such Deposited Securities may be made by
the delivery of (a) certificates or account
transfer in the name of the Owner hereof or
as ordered by him, with proper endorsement
or accompanied by proper instruments or
instructions of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      Transfers of American Depositary
Shares may be registered on the books of the
Depositary by the Owner in person or by a
duly authorized attorney, upon surrender of
those American Depositary Shares properly
endorsed for transfer or accompanied by
proper instruments of transfer, in the case of
a Receipt, or pursuant to a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided in Section 2.10 of the Deposit
Agreement), in the case of uncertificated
American Depositary Shares, and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary and
upon compliance with such regulations, if
any, as the Depositary may establish for
such purpose. This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. The Depositary,
upon surrender of certificated American
Depositary Shares for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel those
certificated American Depositary Shares and
send the Owner a statement confirming that
the Owner is the Owner of uncertificated
American Depositary Shares. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in Section 2.10 of the Deposit
Agreement) from the Owner of
uncertificated American Depositary Shares
for the purpose of exchanging for
certificated American Depositary Shares,
shall cancel those uncertificated American
Depositary Shares and deliver to the Owner
the same number of certificated American
Depositary Shares.  As a condition
precedent to the delivery, registration of
transfer, or surrender of any American
Depositary Shares or splitup or combination
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of the Shares or
the presenter of the Receipt or instruction
for registration of transfer or surrender of
American Depositary Shares not evidenced
by a Receipt of a sum sufficient to reimburse
it for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in the
Deposit Agreement, may require the
production of proof satisfactory to it as to
the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement.
      The delivery of American Depositary
Shares against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the transfer of American
Depositary Shares in particular instances
may be refused, or the registration of
transfer of outstanding American Depositary
Shares generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason, subject to the
provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding American
Depositary Shares and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the American
Depositary Shares or to the withdrawal of
the Deposited Securities.  Without limitation
of the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares which would
be required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares for such offer and sale or
such Shares may be offered and sold to the
public in the United States without
registration thereunder.
      The Depositary will use reasonable
efforts to comply with the written
instructions of the Company not to
knowingly accept for deposit under the
Deposit Agreement any Shares identified in
such instructions at such times and under
such circumstances as may reasonably be
specified in such instructions in order to
facilitate the Companys compliance with
applicable securities laws of applicable
jurisdictions.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable
by the Owner to the Depositary.  The
Depositary may refuse to register any
transfer of those American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner any part or all of the
Deposited Securities represented by those
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner shall remain liable for any
deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant,
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and
delivery of American Depositary Shares.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Holder may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery
or registration of transfer of any American
Depositary Shares or the distribution of any
dividend or sale or distribution of rights or
of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  Upon written request and
at the expense of the Company, the
Depositary shall deliver to the Company
copies of the documents or instruments
delivered to the Depositary pursuant to
Section 3.01 of the Deposit Agreement, to
the extent that disclosure is permitted under
applicable law.  No Share shall be accepted
for deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body in Japan that is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering American Depositary Shares or
to whom American Depositary Shares are
issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the American
Depositary Shares or Deposited Securities or
a delivery of American Depositary Shares
pursuant to Section 4.03 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign
Registrar and applicable to transfers of
Shares to or from the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the delivery of
American Depositary Shares pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of American
Depositary Shares pursuant to Section 2.05
or 6.02 of the Deposit Agreement, (6) a fee
of $.05 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement, including, but not limited to
Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the execution
and delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners, (8)
in addition to any fee charged under clause
6, a fee of $.05 or less per American
Depositary Share (or portion thereof) per
annum for depositary services, which will be
payable as provided in clause 9 below, and
(9) any other charges payable by the
Depositary, any of the Depositarys agents,
including the Custodian, or the agents of the
Depositarys agents in connection with the
servicing of Shares or other Deposited
Securities (which charge shall be assessed
against Owners as of the date or dates set by
the Depositary in accordance with Section
4.06 of the Deposit Agreement and shall be
payable at the sole discretion of the
Depositary by billing such Owners for such
charge or by deducting such charge from
one or more cash dividends or other cash
distributions).
      The Depositary, subject to Article 9
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in American Depositary Shares.
      From time to time, the Depositary
may make payments to the Company to
reimburse and / or share revenue from the
fees collected from Owners or Holders, or
waive fees and expenses for services
provided, generally relating to costs and
expenses arising out of establishment and
maintenance of the American Depositary
Shares program.  In performing its duties
under the Deposit Agreement, the
Depositary may use brokers, dealers or other
service providers that are affiliates of the
Depositary and that may earn or share fees
or commissions.
8.	PRERELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, in which case
the Depositary shall promptly cease from
doing so, the Depositary may,
notwithstanding Section 2.03 of the Deposit
Agreement, deliver American Depositary
Shares prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (a PreRelease).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the
surrender of American Depositary Shares
that have been PreReleased, whether or not
such cancellation is prior to the termination
of such PreRelease or the Depositary knows
that such American Depositary Shares have
been PreReleased.  The Depositary may
receive American Depositary Shares in lieu
of Shares in satisfaction of a PreRelease.
Each PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom American
Depositary Shares or Shares are to be
delivered, that such person, or its customer,
owns the Shares or American Depositary
Shares to be remitted, as the case may be,
(b) at all times fully collateralized with cash
or such other collateral as the Depositary
deems appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares that
are outstanding at any time as a result of
PreRelease will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
change or disregard such limit from time to
time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Holder of this
Receipt by accepting or holding the same
consents and agrees that when properly
endorsed or accompanied by proper
instruments of transfer, shall be transferable
as certificated registered securities under the
laws of the State of New York. American
Depositary Shares not evidenced by
Receipts shall be transferable as
uncertificated registered securities under the
laws of the State of New York.  The
Depositary, notwithstanding any notice to
the contrary, may treat the Owner of
American Depositary Shares as the absolute
owner thereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes, and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any Holder of American
Depositary Shares unless that Holder is the
Owner of those American Depositary
Shares.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature
of a duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files reports with the
Commission.  Those reports will be
available for inspection and copying through
the Commissions EDGAR system on the
Internet at www.sec.gov or at public
reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request by the Company, send
to Owners copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of American Depositary Shares
and transfers of American Depositary Shares
which at all reasonable times shall be open
for inspection by the Owners and the
Company, and such information relating to
DTC participant positions as the Depositary
may reasonably obtain from DTC,, provided
that such inspection shall not be for the
purpose of communicating with Owners in
the interest of a business or object other than
the business of the Company or a matter
related to the Deposit Agreement or the
American Depositary Shares.
      The Depositary may close the
transfer books, at any time or from time to
time, when deemed expedient by it in
connection with the performance of its
duties under the Deposit Agreement or at the
Companys written request to the extent
permitted by law.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 8 hereof and Section 5.09 of the
Deposit Agreement) to the Owners entitled
thereto; provided, however, that in the event
that the Custodian or the Depositary is
required to withhold and does withhold from
any cash dividend or other cash distribution
in respect of any Deposited Securities an
amount on account of taxes or other
governmental charges, the amount
distributed to the Owners of the American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary, after consultation
with the Company to the extent practicable,
such distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in Article 8 hereof and Section 5.09 of the
Deposit Agreement) will be distributed by
the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.  The Depositary
may withhold any distribution of securities
under Section 4.02 of the Deposit
Agreement if it has not received satisfactory
assurances from the Company that the
distribution does not require registration
under the Securities Act of 1933.  The
Depositary may sell, by public or private
sale, an amount of securities or other
property it would otherwise distribute under
this Article that is sufficient to pay its fees
and expenses in respect of that distribution.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may deliver to the Owners
entitled thereto, an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and issuance of American Depositary
Shares, including withholding of any tax or
governmental charge as provided in Section
4.11 of the Deposit Agreement and payment
of the fees and expenses of the Depositary as
provided in Article 8 hereof and Section
5.09 of the Deposit Agreement (and the
Depositary may sell, by public or private
sale, an amount of Shares received sufficient
to pay its fees and expenses in respect of
that  distribution).  The Depositary may
withhold any such delivery of American
Depositary Shares if it has not received
satisfactory assurances from the Company
that such distribution does not require
registration under the Securities Act of
1933. In lieu of delivering fractional
American Depositary Shares in any such
case, the Depositary may sell the amount of
Shares represented by the aggregate of such
fractions  by public or private sale in
accordance with the applicable provisions of
the articles of incorporation, other similar
documents of the Company, Japanese
Company Law and any other Japanese law
and distribute the net proceeds, all in the
manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  If additional American
Depositary Shares are not so delivered, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      If the Company declares a
distribution in which holders of Deposited
Securities have a right to elect whether to
receive cash or fullypaid Shares or a
combination of both or a right to elect to
have a distribution sold on their behalf, the
Depositary may, after consultation with the
Company, make that right of election
available for exercise by Owners any
manner the Depositary considers to be
lawful and practical.  As a condition of
making a distribution election right available
to Owners, the Depositary may require
satisfactory assurances from the Company
that doing so does not require registration of
any securities under the Securities Act of
1933.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
      In accordance with instructions from
the Company and to the extent practicable,
the Depositary or the Custodian will take
reasonable administrative actions to obtain
or assist the Owners in obtaining tax
benefits under applicable tax treaties with
respect to dividends and other distributions
on the Deposited Securities.  Owners of
Receipts may be required from time to time
to file such proof of taxpayer status,
residence or beneficial ownership, to
execute such certificates and to make such
representations or warranties, or to provide
any other information or documents as the
Depositary may deem necessary or proper to
fulfill the Depositarys obligations hereunder
or under applicable law.  Owners of
Receipts shall provide the Depositary, in a
timely manner, with copies, or originals if
necessary and appropriate, of any such
proofs of residence, status or beneficial
ownership and any other information or
documents which the Depositary may
reasonably request. As and to the extent
provided in Section 5.03 of the Deposit
Agreement, the Depositary shall have no
obligation or liability to any person, if any
Owner fails to provide such evidence
requested by the Depositary or if such
evidence does not reach relevant tax
authorities in time for any Owner to obtain
the benefit of any tax treaty.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion, after consultation with the
Company, as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion, after
consultation with the Company, that it is
lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make such
rights available to such Owner upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, deliver American
Depositary Shares to such Owner.  In the
case of a distribution pursuant to the second
paragraph of this Article 14, such deposit
shall be made, and depositary shares shall be
delivered, under depositary arrangements
which provide for issuance of depositary
shares subject to the appropriate restrictions
on sale, deposit, cancellation, and transfer
under applicable United States laws.
      If the Depositary determines in its
reasonable discretion, after consultation with
the Company to the extent practicable, that it
is not lawful and feasible to make such
rights available to all or certain Owners, it
may sell the rights, warrants or other
instruments in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may
not lawfully or feasibly make such rights
available, and allocate the net proceeds of
such sales (net of the fees and expenses of
the Depositary as provided in Section 5.09
of the Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
American Depositary Shares or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner requests the distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act of
1933, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
      Neither the Depositary nor the
Company shall be responsible for any failure
to determine that it may be lawful or feasible
to make such rights available to Owners in
general or any Owner in particular.
      Nothing in this Deposit Agreement
shall create any obligation on the part of the
Company to alter the terms or conditions of
any offering or distribution of rights.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
American Depositary Shares or otherwise
and shall be net of any expenses of
conversion into Dollars incurred by the
Depositary as provided in Section 5.09 of
the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
necessary or convenient, the Depositary
shall fix a record date, which shall be the
same date as the record date, if any,
applicable to the deposited Shares, or as
close thereto as practicable, (a) for the
determination of the Owners who shall be (i)
entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof, (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting or (iii) responsible for
any fee assessed by the Depositary pursuant
to the Deposit Agreement, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion
of the Depositary, which shall contain
(a) such information as is contained in such
notice of meeting received by the Depositary
from the Company, (b) a statement that the
Owners as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of Japanese law
and of the articles of incorporation or similar
documents of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given.  Upon the written request of an
Owner of American Depositary Shares on
such record date, received on or before the
date established by the Depositary for such
purpose, the Depositary shall endeavor,
insofar as practicable, to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by those
American Depositary Shares in accordance
with the instructions set forth in such
request.   The Depositary shall not vote or
attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities, other than in accordance with
such instructions. If (i) the Company has
requested the Depositary to send a notice
under this paragraph and has provided the
Depositary at least 30 days prior notice of
any such meeting and the details of the
matters to be voted upon and (ii) no
instructions are received by the Depositary
from an Owner with respect to American
Depositary Shares of that Owner on or
before the date established by the Depositary
for such purpose, the Depositary shall deem
such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with
respect to the amount of Deposited
Securities represented by those American
Depositary Shares and the Depositary shall
give a discretionary proxy to a person
designated by the Company to vote that
amount of Deposited Securities, provided,
that no such instruction shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such
information as promptly as practicable in
writing, if applicable) that (x) the Company
does not wish such proxy given, (y)
substantial opposition exists or (z) such
matter materially and adversely affects the
rights of holders of Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
instruction date to ensure that the Depositary
will vote the Shares or Deposited Securities
in accordance with the provisions set forth
in the preceding paragraph.
      In order to give Owners a reasonable
opportunity to instruct the Depositary as to
the exercise of voting rights relating to
Deposited Securities, if the Company will
request the Depositary to act under Section
4.07 of the Deposit Agreement, the
Company shall make reasonable efforts give
the Depositary notice of any such meeting
and details concerning the matters to be
voted upon not less than 30 days prior to the
meeting date, unless such advance notice is
not possible because less than 30 days notice
of the meeting has been given in accordance
with the Companys articles of incorporation
and local law, in which case, Company will
provide to the Depositary as much advance
notice of the meeting as is possible under the
circumstances.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value,
splitup, consolidation, or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation, or sale of assets
affecting the Company or to which it is a
party, or upon the redemption or
cancellation by the Company of the
Deposited Securities, any securities, cash or
property which shall be received by the
Depositary or a Custodian in exchange for,
in conversion of, in lieu of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
the right to receive the new Deposited
Securities so received, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may deliver additional American
Depositary Shares as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Holder, (i) if by reason of any provision of
any present or future law or regulation of the
United States or any other country, or of any
governmental or regulatory authority, or by
reason of any provision, present or future, of
the articles of incorporation or any similar
document of the Company, or by reason of
any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed, (ii) by
reason of any nonperformance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, (iii) by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, (iv) for the inability of any
Owner or Holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or Holders, or (v) for
any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Section 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or
for any other reason, such distribution or
offering may not be made available to
Owners of Receipts, and the Depositary may
not dispose of such distribution or offering
on behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Holders,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
American Depositary Shares, on behalf of
any Owner or Holder or other person.
Neither the Depositary nor the Company
shall be liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or Holder, or any other person
believed by it in good faith to be competent
to give such advice or information.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  The Depositary shall
not be liable for the acts or omissions of any
securities depository, clearing agency or
settlement system in connection with or
arising out of bookentry settlement of
Deposited Securities or otherwise.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities or for the
manner in which any such vote is cast or the
effect of any such vote, provided that any
such action or nonaction is in good faith.
            With respect to any
PreRelease (as defined in Section 2.09 of the
Deposit Agreement), the Company shall not
be responsible to Owners or Holders for any
liabilities or expenses (a) which may be
imposed under any United States Federal,
state or local income tax laws or (b) which
may arise out of the failure of the Depositary
to deliver Deposited Securities when
required under the terms of Section 2.05 of
the Deposit Agreement.  The preceding
sentence shall not apply to any liability or
expense which may arise out of any
misstatement or alleged misstatement or
omission or alleged omission in any
registration statement, or proxy statement,
prospectus (or placement memorandum) or
preliminary prospectus (or preliminary
placement memorandum) relating to an offer
of sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (i) information relating
to the Depositary or any Custodian, as
applicable, furnished in writing and not
materially changed or altered by the
Company expressly for use in any of the
foregoing documents, or, (ii) if such
information is provided, the failure to state a
material fact necessary to make the
information provided not misleading.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 90 days prior written notice
of such removal, to become effective upon
the later of (i) the 90th day after delivery of
the notice to the Depositary and (ii) the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary in its discretion may appoint a
substitute or additional custodian or
custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners, shall,
however, not become effective as to
outstanding American Depositary Shares
until the expiration of 30 days after notice of
such amendment shall have been given to
the Owners of outstanding American
Depositary Shares. Every Owner and Holder
of American Depositary Shares, at the time
any amendment so becomes effective, shall
be deemed, by continuing to hold such
American Depositary Shares or any interest
therein, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby. In no event
shall any amendment impair the right of the
Owner to surrender American Depositary
Shares and receive therefor the Deposited
Securities represented thereby, except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Company may terminate the
Deposit Agreement by instructing the
Depositary to mail notice of termination to
the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date included in
such notice.  The Depositary may likewise
terminate the Deposit Agreement, if at any
time 60 days shall have expired after the
Depositary delivered to the Company a
written resignation notice and if a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement; in such case the
Depositary shall mail a notice of termination
to the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date.  If the
definition of Unit applies and the Japanese
Company Law or any other applicable
Japanese law restricts delivery of Shares
other than in a Unit, then a notice of
termination sent to Owners shall state that
(i) the right of an Owner to surrender
American Depositary Shares and receive
delivery of the underlying Shares will be
subject to those restrictions and (ii) as a
consequence of those restrictions and the
fact that transfers of American Depositary
Shares may not be registered after the
termination date, Owners may wish to
dispose of American Depositary Shares that
do not represent integral Units of Shares
prior to the termination date.  On and after
the date of termination, the Owner of
American Depositary Shares will, upon (a)
surrender of such American Depositary
Shares, (b) payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section
2.05, and (c) payment of any applicable
taxes or governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by those American Depositary Shares.  If
any American Depositary Shares shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
American Depositary Shares, shall suspend
the distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, upon
surrender of American Depositary Shares
(after deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the
expiration of four months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of
American Depositary Shares, any expenses
for the account of the Owner of such
American Depositary Shares in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
      (a)	Notwithstanding the
provisions of Section 2.04 of the Deposit
Agreement, the parties acknowledge that the
Direct Registration System (DRS) and
Profile Modification System (Profile) shall
apply to uncertificated American Depositary
Shares upon acceptance thereof to DRS by
DTC.  DRS is the system administered by
DTC pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic
statements issued by the Depositary to the
Owners entitled thereto.  Profile is a
required feature of DRS which allows a
DTC participant, claiming to act on behalf
of an Owner, to direct the Depositary to
register a transfer of those American
Depositary Shares to DTC or its nominee
and to deliver those American Depositary
Shares to the DTC account of that DTC
participant without receipt by the Depositary
of prior authorization from the Owner to
register such transfer.
      (b)	In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will
not verify, determine or otherwise ascertain
that the DTC participant which is claiming
to be acting on behalf of an Owner in
requesting registration of transfer and
delivery described in subsection (a) has the
actual authority to act on behalf of the
Owner (notwithstanding any requirements
under the Uniform Commercial Code).  For
the avoidance of doubt, the provisions of
Sections 5.03 and 5.08 of the Deposit
Agreement shall apply to the matters arising
from the use of the DRS.  The parties agree
that the Depositarys reliance on and
compliance with instructions received by the
Depositary through the DRS/Profile System
and in accordance with the Deposit
Agreement, shall not constitute negligence
or bad faith on the part of the Depositary.
23.	SUBMISSION TO
JURISDICTION; JURY TRIAL
WAIVER; WAIVER OF
IMMUNITIES.
      In the Deposit Agreement, the
Company has (i) appointed Naritomo Ikeue,
590 Fifth Avenue, 19th Floor New York,
New York 10036, in the State of New York,
as the Companys authorized agent upon
which process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consented and submitted
to the jurisdiction of any state or federal
court in the State of New York in which any
such suit or proceeding may be instituted
and (iii) agreed that service of process upon
said authorized agent shall be deemed in
every respect effective service of process
upon the Company in any such suit or
proceeding.
      EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) THEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING, WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY OTHER
THEORY).
      To the extent that the Company or
any of its properties, assets or revenues may
have or hereafter become entitled to, or have
attributed to it, any right of immunity, on the
grounds of sovereignty or otherwise, from
any legal action, suit or proceeding, from the
giving of any relief in any respect thereof,
from setoff or counterclaim, from the
jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or other legal
process or proceeding for the giving of any
relief or for the enforcement of any
judgment, in any jurisdiction in which
proceedings may at any time be
commenced, with respect to its obligations,
liabilities or any other matter under or
arising out of or in connection with the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
24.	DISCLOSURE OF INTERESTS
      	The Company may from time
to time request Owners to provide
information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.
      Each Owner agrees to provide any
information reasonably requested by the
Company or the Depositary pursuant to
Section 3.04 of the Deposit Agreement.  The
Depositary agrees to comply with
reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company, as promptly as practicable, any responses to such requests the Depositary receives.


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